UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

CANOPY GROWTH CORPORATION
(Name of Registrant as Specified in Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

SPECIMEN Be the vote that counts. CANOPY GROWTH CORPORATION 2025 Annual and Special Meeting Vote by September 23, 2025

VOTE NOW Why Should I Vote? Shareholders are encouraged to vote in advance of the meeting and as soon as possible to ensure your vote is submitted. As a requirement of Canopy Growth's NASDAQ listing, a quorum at the meeting consists of the presence, in person, by remote communication or by proxy duly authorized, of the holders of 33 1/3% of the outstanding shares entitled to vote at the Meeting. Due to the nature of Canopy Growth’s shareholder base, every vote is important to ensure quorum is achieved and business can be transacted at the meeting. Your vote counts! Ways to Vote ProxyVote 800.474.7493 At the Meeting Virtual Meeting Important Information For holders as of August 1, 2025 Account Number: 3456789012345678901 Meeting Date: September 26, 2025 Control Number: 0123456789012345 CUSIP: 138035704

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